UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 1

                                       to

                                    FORM 8-K

                                 CURRENT REPORT
           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934

       Date of Report (Date of earliest event reported) April 1, 2002


                         Commission File Number 0-27561

                                EYECITY.COM, INC.
                 (Name of Registrant in Its Charter)

                   DELAWARE                                     11-3327465
(State or Other Jurisdiction of Incorporation                (I.R.S. Employer
               or Organization)                              Identification No.)

                  199 Lafayette Drive, Syosset, New York 11791
                    (Address of Principal Executive Offices)
                                 (516) 496-6070
              (Registrant's Telephone Number, Including Area Code)


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Item 4. Changes in Registrant's Certifying Accountant

Registrant notified Ernst & Young LLP on April 5, 2002 that Registrant has engaged Singer Lewak Greenbaum & Goldstein LLP as its auditors effective April 1, 2002 dismissing Ernst & Young LLP, its prior auditors, as of the same date. The change in auditors was approved by the Board of Directors of Registrant on March 26, 2002.

The report of Ernst & Young LLP on the Registrant's financial statements for calendar year 1999 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for an emphasis paragraph with respect to an uncertainty regarding the Registrant's ability to continue as a going concern.

The Registrant's financial statements for the past two calendar years were unaudited. In connection with the audit of the Registrant's financial statements for the calendar year 1999 and, the subsequent period thereto prior to the dismissal of Ernst & Young LLP, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their report.

The Company has requested Ernst& Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated April 8, 2002 is filed as Exhibit 99.1 to this Form 8-K.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2002                            EYECITY.COM, INC.

                                                By: /s/ Mark Levin
                                                --------------------------------
                                                Mark Levin,
                                                Chief Executive Officer



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                                  EXHIBIT INDEX


99.1    Letter of Ernst& Young LLP to the Securities and Exchange Commission.